UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2006

THE PRINCETON REVIEW, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2315 Broadway
New York, New York 10024
(Address of principal executive offices)

(212) 874-8282
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

          On April 10, 2006, The Princeton Review, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, Princeton Review Operations, L.L.C., a wholly owned subsidiary of the Company (“Operations”), Golub Capital CP Funding, LLC and such other lenders who become signatory from time to time, and Golub Capital Incorporated (“Golub”), as Administrative Agent.

          The Credit Agreement provides for a revolving credit facility with a term of five years and a maximum aggregate principal amount of $6.0 million, of which $5.0 million was drawn down on the date of closing (the “Credit Facility”). Operations is a guarantor of the Company’s obligations under the Credit Agreement. As of the date of execution, Golub Capital CP Funding is the only lender party to the Credit Agreement.

          Outstanding amounts under the Credit Facility bear interest at rates based on either (A) 350 basis points over the London Interbank Offered Rate (“LIBOR”) or (B) 145 basis point over the greater of the prime rate and the Federal Funds Rate plus 50 basis points, at the election of the Company. The Company may from time to time borrow, repay and reborrow under the Credit Facility until termination.

          The Company’s borrowings under the Credit Facility are secured by a first priority lien on all of the Company’s and Operation’s assets pursuant to a Security Agreement, dated April 10, 2006, by and between the Company, Operations and Golub (the “Security Agreement”). In addition, pursuant to a Pledge Agreement, dated April 10, 2006, by and between the Company and Golub, the Company pledged all of its equity interests in Operations, The Princeton Review Canada, Inc., the Company’s other wholly owned subsidiary, and all other equity investments held by the Company to Golub as security for the Credit Facility.

          The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on the Company’s ability to make investments and incur indebtedness and liens, maintenance of a minimum level of earnings before interest, income taxes, depreciation, and amortization, as defined (“EBITDA”) of the Company’s Test Preparation Services Division, and maintenance of a minimum net worth. The Credit Agreement contains customary events of default for facilities of this type (with customary grace periods and materiality thresholds, as applicable) and provides that, upon the occurrence and continuation of an event of default, the interest rate on all outstanding obligations will be increased and payment of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated.

          A copy of the Credit Amendment is filed herewith as Exhibit 10.1, and a copy of the Security Agreement is filed herewith as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(c)      Exhibits.

          10.1     Credit Agreement, dated April 10, 2006, by and among The Princeton Review, Inc., Princeton Review Operations, L.L.C., lenders who become signatory from time to time, and Golub Capital Incorporated.

          10.2     Security Agreement, dated April 10, 2006, by and among The Princeton Review, Inc., Princeton Review Operations, L.L.C. and Golub Capital Incorporated.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 13, 2006

THE PRINCETON REVIEW, INC.

By	/s/ Andrew J. Bonanni

Name:	Andrew J. Bonanni
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Credit Agreement, dated April 10, 2006, by and among The Princeton Review, Inc., Princeton Review Operations, L.L.C., lenders who become signatory from time to time, and Golub Capital Incorporated.

10.2	Security Agreement, dated April 10, 2006, by and among The Princeton Review, Inc., Princeton Review Operations, L.L.C. and Golub Capital Incorporated.